Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-288656) on Form S-1 of Citius Oncology, Inc. of our report dated December 27, 2024, relating to the consolidated financial statements of Citius Oncology, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

July 14, 2025